Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Luda Technology Group Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary Shares, par value HK$0.25 (equivalent to US$0.03) per share(1)(2)	457(o)	2,875,000	$4.00	$11,500,000	0.0001531	$1,760.65
	Equity	Underwriter’s Warrants (3)(4)	457(g)	-	-	-	-	-
	Equity	Ordinary Shares underlying Representative’s Warrants (3)	457(g)	143,750	$4.80	$690,000	0.0001531	$105.64
	Total Offering Amounts							$1,866.29
	Total Fees Previously Paid							$-
	Total Fee Offsets							$1,799.24
	Net Fee Due							$67.05

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(o) under the Securities Act of 1933, as amended. Includes the shares that the underwriters have the option to purchase to cover over-allotments, if any.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.

(3)	We have agreed to issue the Representative’s warrants to the representative to purchase up to an aggregate number of Ordinary Shares equal to 5% of the total number of Ordinary Shares sold in this offering, including any shares issued pursuant to the exercise of the underwriters’ over-allotment option. Such warrants shall have an exercise price equal to 120% of the initial public offering price of the Ordinary Shares sold in this offering.

(4)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.

(5)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-277647) was initially filed on March 4, 2024 and was declared effective on September 30, 2024. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the Commission’s consent to the withdrawal of such Registration Statement on December 6, 2024.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Luda Technology Group Limited	F-1	333- 277647	March 4, 2024	March 4, 2024	$1,799.24	Equity	Ordinary Shares	Ordinary Shares	$12,190,000
Fee Offset Sources	Luda Technology Group Limited	F-1	333- 277647 (a)		March 4, 2024						$1,799.24

(a)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-277647) was initially filed on March 4, 2024 and was declared effective on September 30, 2024. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the Commission’s consent to the withdrawal of such Registration Statement on December 6, 2024.